UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

August 16, 2011
Date of Report (Date of earliest event reported)

EMCORE CORPORATION
Exact Name of Registrant as Specified in its Charter

New Jersey	0-22175	22-2746503
State of Incorporation	Commission File Number	IRS Employer Identification Number

10420 Research Road, SE, Albuquerque, NM  87123
Address of principal executive offices, including zip code

(505) 332-5000
Registrant's telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	Entry into a Material Definitive Agreement.

On August 16, 2011, EMCORE Corporation (the “Company” or “we”) entered into what is sometimes termed an equity line of credit arrangement with Commerce Court Small Cap Value Fund, Ltd. (“Commerce Court”). Specifically, we entered into a Common Stock Purchase Agreement (the “Purchase Agreement”) with Commerce Court pursuant to which we may, upon the terms and subject to the conditions set forth therein, require Commerce Court to purchase up to $50.0 million in shares of our common stock over the 24-month term following the effectiveness of the resale registration statement described below; provided, however, in no event may we sell to Commerce Court more than 18,517,820 shares of our common stock (the “Trading Market Limit”), which is equal to one share less than 20% of our outstanding shares of common stock on the closing date of the Purchase Agreement, less the number of shares of common stock we issued to Commerce Court on the closing date in payment of its commitment fee; and provided, further, that in no event shall Commerce Court be obligated to purchase under the Purchase Agreement any shares of our common stock which, when aggregated with all other shares of our common stock then beneficially owned by Commerce Court, would result in the beneficial ownership by Commerce Court of more than 9.9% of the then issued and outstanding shares of our common stock. The Purchase Agreement provides that the Trading Market Limit will not be applicable for any purposes of the Purchase Agreement or the transactions contemplated thereby, solely to the extent (and only for so long as) the average purchase price of all shares of common stock issued by the Company to Commerce Court, taking into account all discounts and the shares issued to Commerce Court in payment of its commitment fee, equals or exceeds $1.851 per share, which represents (i) the consolidated closing bid price per share of the Company’s common stock as reported on The Nasdaq Stock Market on the trading day immediately preceding the closing date of the Purchase Agreement and (ii) an incremental amount to account for the issuance of shares to Commerce Court in payment of its commitment fee.

From time to time over the 24-month term of the Purchase Agreement, and at our sole discretion, we may present Commerce Court with draw down notices to purchase a specified dollar amount of shares of our common stock, based on the price per share per day over 10 consecutive trading days (the “Draw Down Period”), with the total dollar amount of each draw down subject to certain agreed-upon limitations based on the market price of our common stock at the time of the draw down (which may not be waived or modified). In addition, at our sole discretion, but subject to certain limitations, we may require Commerce Court to purchase a percentage of the daily trading volume of our common stock for each trading day during the Draw Down Period. We are allowed to present Commerce Court with up to 24 draw down notices during the 24-month term of the Purchase Agreement, with only one such draw down notice allowed per Draw Down Period and a minimum of five trading days required between each Draw Down Period.

Once presented with a draw down notice, Commerce Court is required to purchase a pro-rata portion of the shares on each trading day during the trading period on which the daily volume weighted average price for our common stock exceeds a threshold price determined solely by us for such draw down. The per share purchase price for these shares will equal the daily volume weighted average price of our common stock on each date during the Draw Down Period on which shares are purchased, less a discount of 5%. If the daily volume weighted average price of our common stock falls below the threshold price on any trading day during a Draw Down Period, the Purchase Agreement provides that Commerce Court will not purchase the pro-rata portion of shares of common stock allocated to that day.

We have agreed to indemnify Commerce Court and its affiliates for losses related to (i) a breach of the representations, warranties, covenants or agreements made by the Company under the Purchase Agreement or the other transaction documents or (ii) any action instituted against Commerce Court or its affiliates due to the transactions contemplated by the Purchase Agreement or other transaction documents, subject to certain limitations. Commerce Court is an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act of 1933, as amended (the “Securities Act”). Commerce Court has informed us that it will use an unaffiliated broker-dealer to effectuate all sales, if any, of our common stock that it may purchase from us pursuant to the Purchase Agreement.

Commerce Court has agreed that during the term of and for a limited period of time after the termination of the Purchase Agreement, neither Commerce Court nor any of its affiliates will, directly or indirectly, sell any of our securities except the shares that it owns or has the right to purchase pursuant to the provisions of a draw down notice. Commerce Court has agreed that during the periods listed above neither it nor any of its affiliates will enter into a short position with respect to shares of our common stock except that Commerce Court may sell shares that it is obligated to purchase under a pending draw down notice but has not yet taken possession of so long as Commerce Court covers any such sales with the shares purchased pursuant to such draw down notice. Commerce Court has further agreed that during the periods listed above it will not grant any option to purchase or acquire any right to dispose or otherwise dispose for value of any shares of our common stock or any securities convertible into, or exchangeable for, or warrants to purchase, any shares of our common stock, or enter into any swap, hedge or other agreement that transfers, in whole or in part, the economic risk of ownership of our common stock, except for the sales permitted by the prior two sentences.

In consideration for Commerce Court’s execution and delivery of the Purchase Agreement, upon the execution and delivery of the Purchase Agreement, we issued Commerce Court 110,947 shares of our common stock, which we refer to as the Commitment Shares. The issuance of the Commitment Shares, together with all other shares of common stock issuable to Commerce Court pursuant to the terms of the Purchase Agreement, is exempt from registration under the Securities Act pursuant to the exemption for transactions by an issuer not involving any public offering under Section 4(2) of and Regulation D under the Securities Act. We have agreed to pay up to $25,000 of Commerce Court’s legal fees and expenses. No additional legal fees incurred by Commerce Court are payable by us in connection with any sale of shares to Commerce Court.

In connection with the Purchase Agreement, on August 16, 2011, we entered into a Registration Rights Agreement (the “Registration Rights Agreement”) with Commerce Court, pursuant to which we granted to Commerce Court certain registration rights related to the shares of our common stock that are issuable in accordance with the Purchase Agreement. Under the Registration Rights Agreement, we agreed to prepare and file with the Securities and Exchange Commission (the “SEC”) one or more registration statements on Form S-1, or such other form reasonably acceptable to Commerce Court and its legal counsel, for the purpose of registering the resale of the maximum shares of common stock issuable pursuant to the Purchase Agreement, including the Commitment Shares (the “Registrable Securities”). We agreed to file the initial registration statement with the SEC within 60 days of the Purchase Agreement and to cause such registration statement to be declared effective by the SEC within the earlier of (i) the fifth business day after we are notified by the SEC that the initial registration statement will not be subject to review (or further review), or (ii) 120 days of the Purchase Agreement (180 days if the registration statement is reviewed by the SEC).

We are also required to amend such registration statement or file with the SEC such additional registration statement(s) as necessary to allow the continued registered resale of all of the Registrable Securities. We also agreed to indemnify Commerce Court and its affiliates against certain liabilities, including liabilities under the Securities Act. Commerce Court has agreed to indemnify us and our affiliates for losses under securities laws for any material omissions or misstatements with respect to information provided by Commerce Court for inclusion in the registration statement covering the resale by Commerce Court of shares sold to it under the Purchase Agreement, subject to certain limitations.

Reedland Capital Partners, an Institutional Division of Financial West Group, member FINRA/SIPC (“Reedland”), served as our placement agent in connection with the financing arrangement contemplated by the Purchase Agreement. Pursuant to an engagement letter (the “Engagement Letter”) with Reedland, we have agreed to pay Reedland, upon each sale of our common stock to Commerce Court under the Purchase Agreement, a fee equal to 1% of the aggregate dollar amount of common stock purchased by Commerce Court upon settlement of each such sale. We have agreed to indemnify and hold harmless Reedland against certain liabilities, including certain liabilities under the Securities Act.

The foregoing description of the Purchase Agreement, the Registration Rights Agreement and the Engagement Letter is not complete and is qualified in its entirety by reference to the full text of such agreements, copies of which are filed as Exhibits 10.1, 4.1 and 10.2, respectively, to this Current Report on Form 8-K and which are incorporated herein by reference.

ITEM 3.02	Unregistered Sales of Equity Securities.

The information called for by this item is contained in Item 1.01, which is incorporated herein by reference.

ITEM 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description
4.1	Registration Rights Agreement, dated as of August 16, 2011, by and between EMCORE Corporation and Commerce Court Small Cap Value Fund, Ltd.
10.1	Common Stock Purchase Agreement, dated as of August 16, 2011, by and between EMCORE Corporation. and Commerce Court Small Cap Value Fund, Ltd.
10.2	Engagement Letter, dated as of August 16, 2011, by and between EMCORE Corporation and Reedland Capital Partners.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMCORE CORPORATION
Dated: August 16, 2011	By: /s/ Hong Hou

Name: Hong Q. Hou, Ph.D.
Title: Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description
4.1	Registration Rights Agreement, dated as of August 16, 2011, by and between EMCORE Corporation and Commerce Court Small Cap Value Fund, Ltd.
10.1	Common Stock Purchase Agreement, dated as of August 16, 2011, by and between EMCORE Corporation. and Commerce Court Small Cap Value Fund, Ltd.
10.2	Engagement Letter, dated as of August 16, 2011, by and between EMCORE Corporation and Reedland Capital Partners.